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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
January 20, 2004

TRACTOR SUPPLY COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-23314	13-3139732

(State or Other	(Commission File Number)	(I.R.S. Employer
Jurisdiction of		Identification No.)
Incorporation or
Organization)

320 Plus Park Boulevard, Nashville, Tennessee	37217

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:	(615) 366-4600

(Former Name or Former Address, if Changed Since Last Report)

Table of Contents

Item 9. Regulation FD Disclosure

Item 12. Results of Operations and Financial Condition

The following information is furnished pursuant to Item 9, “Regulation FD Disclosure” and Item 12, “Results of Operations and Financial Condition.”

On January 20, 2004, the Company issued a press release setting forth its financial results for the fourth quarter and fiscal year ended December 27, 2003. Additionally, the Company provided its current outlook for fiscal 2004. A copy of the Registrant’s press release is attached as Exhibit 99.1 to this Current Report.

We believe that meaningful analysis of our financial performance requires an understanding of the factors underlying that performance and our judgments about the likelihood that particular factors will not repeat. The press release references certain non-recurring store expansion costs incurred in fiscal 2002. These costs represent costs incurred in the Company’s significant expansion in 2002, which was primarily the result of the purchase of property and lease rights from Quality Stores, Inc. in the first quarter of 2002. The expansion in fiscal 2002 resulting from this purchase increased the size of the Company by over 25% and was completed in a very compressed time frame. As such, the Company incurred significant incremental costs to achieve the state of readiness required to enable all stores to open within the desired time frame and such costs are not considered by management to be indicative of normal pre-opening or recurring expenses. Management believes that disclosing the effect of the significant 2002 single year store expansion improves the investor’s ability to reasonably evaluate the Company’s longer-term business trends.

Exhibit Index

99.1 Press Release, dated: January 20, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRACTOR SUPPLY COMPANY

Date:	January 23, 2004	By:	/s/ Calvin B. Massmann Calvin B. Massmann Senior Vice President- Chief Financial Officer and Treasurer (Duly Authorized Officer and Principal Financial Officer)